AGREEMENT

      THIS AGREEMENT is entered into as of the 24th day of April, 2005, by and between Cyber Defense Systems, Inc., a Florida corporation ("Cyber"), and Techsphere Systems International, LLC. a Georgia LLC (referred to herein as "TSI").

      1. Recitals. The purpose of this Agreement is:

            A. To set forth certain binding agreements between Cyber and TSI with respect to the formation of a joint venture to acquire four (4) non-remote (manned) MAA airships ("Airships") to lease for commercial purposes.

            B. To effect changes in the current Marketing and Sales Agreement between TSI and Cyber dated May 1, 2004 ("MSA").

            C. To provide the outline, terms and conditions to be used in an operating agreement to be entered into between TSI, Cyber and the Investors described in Section 3(c)(ii), who will be the members of Airship Leasing Co., LLC.

      2. Amendment to MSA. The current MSA grants Cyber an exclusive right to market and sell Airships to government and military end users and a non-exclusive right to market and sell Airships to commercial end users. Commissions of up to 15% of the purchase price are to be paid to Cyber on all sales of Airships to government and military end users and up to 15% of the purchase price of all sales made by Cyber to commercial end users. Upon the execution and delivery of this Agreement, the MSA shall be amended as follows:
For consideration given for the right to lease the four Airships under the proposed Joint Venture the commission payable to Cyber under the MSA, excluding the first two airships currently being built by TSI, is hereby reduced from `up to 15%' to `6.5%' of the purchase price received by TSI or its Affiliates for all sales to government and military end users. For Cyber sales, no commission shall be owed Cyber on that portion of the purchase price representing the license fee, if any, TSI has included in the purchase price and actually pays to 21st Century Airships pursuant to TSI's license agreement with such firm. Further, no commission will be owed to Cyber on the amount of revenue in any sale by Cyber on any items identified and agreed to by the parties as being (1) items considered and mandated by the government as "Pass Thru" items, or (2) items for which no profit is allowed by law. Cyber will not be entitled to receive a commission from TSI on any amounts paid directly by or on behalf of the end user to any Person other than TSI or its Affiliates for integration or any other work performed by that Person.

      3. Formation and Terms of Joint Venture.

            (a) Cyber shall form an Oklahoma limited liability company to be known as Airship Leasing Co., LLC ("ALC"). Investors in ALC (the "Investors"), other than TSI, shall contribute amounts sufficient to allow ALC to purchase from TSI a total of four (4) non-remote (manned) mid-altitude airships (MAA) within two (2) years from the date hereof (subject to tolling as described in Section 3(b)(iii) below) to be used for the purpose of leasing the airships to commercial end users as described herein. Upon payment of the Down Payment (defined below) basic specifications for these ships will be described in an Airship purchase order ("Airship Purchase Agreement") signed by ALC and TSI. Major changes ("Major Change Orders") in basic specifications described in the Airship Purchase Agreement may result in a price adjustment.

            (b) (i) The purchase price ("Purchase Price") payable by ALC for each airship shall be $3,500,000.00 per Airship with the understanding that Cyber waives its right to collect a commission for the sale of the Airship to ALC and the sale/lease to the commercial end user. Third party commission to advertising and promotional agencies ("Agency Commissions") will be permitted. This Agency Commission will be paid out of the gross lease and will be a prorated expense of all parties, i.e., Investors 50%; ALC 25%; TSI or assigns, 25%. The Purchase Price does not include the cost of FAA Type Certification. If the cost of the FAA Type Certification for the first Airship is paid by the Investors, or is first paid by TSI and then added to the Purchase Price paid by ALC with Investors' contributions, that cost will be added to the amount that must be returned to the Investors to reach Payout, as defined below.

                  (ii) The full amount of the Purchase Price for each Airship shall be payable to TSI in installments upon the completion of specified milestones set forth in the Airship Purchase Agreement for the Airship. Prior to commencement of construction of each Airship, ALC shall verify in writing to TSI that the full amount of the Purchase Price for the Airship is either on deposit with ALC or is irrevocably committed by the Investors to be paid in installments to ALC upon TSI reaching such milestones. One third of the Purchase Price ("Down Payment") will accompany the Airship Purchase Agreement for each Airship in order to secure raw materials to begin the build of each Airship. Subsequent payments will be made on the milestone basis as described above. No acquisition of materials or manufacturing will begin until the Down Payment has been received by TSI. It is also understood that $125,000.00 of the $500,000.00 ("$500,000.00 Balance") previously paid for the 62' airship thru an exchange with Sierra Nevada Corp. ("SNC") will be deducted from the Purchase Price of each of the four (4) Airships as part of the final payment of the Purchase Price, for a total credit of $500,000.00.

                  (iii) Failure to order the full four (4) Airships as described within the 2 year period will result in the forfeiture of the total remaining $500,000.00 Balance; provided, however, the running of the 2-year period will be tolled until the FAA Type Certification for the first Airship is obtained.


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

            (c) Cyber shall be the sole manager of ALC and shall have exclusive control over the leasing activities of ALC; however, TSI shall have the right to review ALC's financial records concerning the income and expenses relating to the leases of the Airships at any reasonable time upon forty eight (48) hours notice. Profits attributable to ALC's operations, after payment of ALC's operating expenses and reasonable reserves for working capital requirements, shall be allocated as follows:

            (i) 100% to the ALC Investors until Payout, which shall be defined as the date on which the aggregate amount of cash distributions paid to the Investors equals the aggregate capital contributions by Investors to ALC for the four (4) described airships; and

            (ii) After Payout, 50% to Investors, 25% to TSI and 25% to Cyber which shall be timely paid after receipt by ALC. Provided, however, if the cost of the FAA Type Certification for the first Airship is paid by TSI without being added to the Purchase Price, then after Payout, profits shall be 50% to Investors and 50% to TSI until TSI has been recouped all such costs, and thereafter, the share of profits shall be allocated 50% to Investors, 25% to TSI and 25% to Cyber. Provided further, if the cost of the FAA Type Certification for the first Airship is paid by Cyber, then after Payout, profits shall be 50% to Investors and 50% to Cyber until Cyber has been recouped all such costs, and thereafter, the share of profits shall be allocated 50% to Investors, 25% to TSI and 25% to Cyber. ALC or any party shall have the right to audit any costs claimed by a party for obtaining such FAA Type Certification. Any dispute as to the amount to be recouped shall be resolved pursuant to 9 m.


            (d) Upon  completion,  full payment and delivery of each of the four
(4) subject  Airships TSI shall grant ALC a  non-exclusive  license to lease the
Airship to Commercial end users only for advertising and promotion of the lessee's products. The term "Commercial" shall not by any definition include airships intended for use for telecommunications, by telecommunications companies or designed for higher altitude than the MAA is intended.

            (e) Because this is a new type of airship and the market prices have not been established, ALC will investigate and determine the market values to be used in leasing this type of airship to the commercial advertising and promotional market.


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

      4 Additional Amendments to MSA. The parties acknowledge that the MSA grants Cyber a non-exclusive right to market and sell Airships on a global basis to all Commercial (as defined herein) and telecommunications end users and to receive a commission of up to 15% on all Commercial and telecommunications sales/leases. The MSA is hereby amended to change "up to 15%" to nine percent (9%) of the Airship purchase/lease price received by TSI or its Affiliates from Commercial and telecommunications sales/leases. Such commissions shall be payable on purchase/lease price received by TSI or its Affiliates, for sales made by Cyber and a purchase order received by received by TSI or its Affiliates, whether the sale/lease involves an entire Airship or any space on an Airship. Cyber will not be entitled to receive a commission from TSI on any amounts paid directly by or on behalf of the end user to any Person other than TSI or its Affiliates for integration or other work performed by that Person. Further, except as provided below, no customers will be assigned or `locked in' to any company. In order to be entitled to be paid the commission, a Purchase Order must be presented to TSI with one third of the Purchase Price and accepted by TSI within 30 days of tender. If, in the future, that same customer reorders a completed airship, then that sales commission belongs to the person or company who brought in the original order from that customer. Without a Purchase Order accepted by TSI, no reservation of customers will be considered. For the term of the MSA, Cyber agrees that it will not engage in the business of manufacturing Airships for sale; however, nothing in this covenant shall prevent Cyber from engaging in the business of manufacturing propulsion systems and other Airship components for sale. For the term of the MSA, there will be no license fee of any kind charged to TSI for the use of any such parts whether patented by Cyber or not. The MSA is hereby further amended as necessary in order to comply with the terms of this Agreement.

      5. Certain Definitions. As used herein, the following capitalized terms shall have the meanings ascribed to them:

            (a) With respect to any specified Person, "Affiliate" means, (i) any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, (ii) any officer, director, partner, manager or controlling equity holder of such specified Person; and (iii) any Person that, directly or indirectly, controls, is controlled by, or is under common control with, any officer, director, partner, manager or controlling equity holder of such specified Person. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by," "under common control with" and "controlling") as used with respect to any specified Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

            (b) "Person" means any individual, partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.


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

      6. Representations and Warranties. Each party represents and warrants to the other the following:

            (a) The execution and delivery of this Agreement and the consummation by it of the transactions contemplated herein have been duly authorized by all necessary action on the part of the party's governing board and equity owners.

            (b) The party has full power and authority to enter into this Agreement.

            (c) This Agreement and the transactions contemplated hereby are valid and binding upon the party and enforceable in accordance with their terms.

      7. Public Disclosure. Neither Cyber nor TSI shall make any public release of information regarding the matters contemplated herein except (i) a joint press release in agreed form shall be issued by Cyber and TSI as promptly as is practicable after the execution of this Agreement, and (ii) as required by law.

      8. Confidentiality. Cyber, ALC and TSI, including the Affiliates of each (the "Receiving Party") agree to treat all information concerning the other furnished, or to be furnished, by or on behalf of such party (the "Delivering Party") in accordance with the provisions of this Section 8 (collectively, the "Information"), and to take, or abstain from taking, other actions set forth herein. The Information will be used solely for the purpose of transactions contemplated by this Agreement, and will be kept confidential by the Receiving Party and its officers, directors, managers, employees, representatives, agents, and advisors; provided that (i) any of such Information may be disclosed to the Receiving Party's officers, directors, managers, employees, representatives, agents, and advisors who need to know such Information, (ii) any disclosure of such Information may be made to which Delivering Party consents in writing, and
(iii) such Information may be disclosed if so required by law. Upon termination of this Agreement by mutual consent, the Receiving Party will return to Delivering Party all material containing or reflecting the Information and will not retain any copies, extracts, or other reproductions thereof. The provisions of this Section 8 shall survive the termination of this Agreement.

      9. General.

            (a) This Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

            (b) This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they related in any way to the joint venture and the sale and purchase of the four (4) Airships described above.


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

            (c) This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective heirs, personal representatives, successors and assigns.

            (d) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

            (e) The section  headings  contained in this  Agreement are inserted
for  convenience   only  and  shall  not  affect  in  any  way  the  meaning  or interpretation of this Agreement.

            (f) All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                  If to TSI:         Techsphere Systems International, L.L.C.
                                     750 Hammond Drive, Building 10, Suite 100
                                     Atlanta, Georgia 30328
                                     Attn:  Mike Lawson, President

                  If to Cyber:       Cyber Defense Systems Inc.
                                     10901 Roosevelt Blvd.
                                     Suite 100D
                                     St. Petersburg, Florida 33716
                                     Attn: William C. Robinson, CEO

Either party may change the address to which notices, requests, demands, claims, or other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

            (g) This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Oklahoma without giving effect to any choice or conflict of law provision or rule (whether of the State of Oklahoma or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Oklahoma.

            (h) No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both parties. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant


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

hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

            (i) Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

            (j) Each party shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

            (k) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

            (l) Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

            (m) Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall after the parties have met and conferred in good faith to resolve the problem or dispute, first be referred to mediation to be conducted by an independent mediator selected by mutual agreement, or in the absence of mutual agreement within fifteen (15) days after a party has requested mediation, then by a mediator appointed by the American Arbitration Association ("AAA") through its office located in St. Louis, Missouri. If any controversy or claim arising out of or related to this Agreement, or the breach thereof, cannot be resolved through good faith mediation, the parties agree that either party may submit the dispute to final and binding arbitration before a single arbitrator under the AAA Commercial Arbitration Rules to be held at the AAA office described above (or at any other place mutually acceptable to the parties so involved). Any dispute between the parties as to whether an issue is subject to arbitration shall be resolved by the arbitrator. The arbitrator shall have no authority to award punitive damages or other damages not measured by the prevailing party's actual damages and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement. The expenses of the arbitration shall be borne equally by the parties to the arbitration; provided that each party shall pay for and bear the cost of its own experts, evidence and counsel's fees unless the arbitrator determines otherwise. Judgment on the award rendered by the arbitrator may be entered into any court having jurisdiction thereof. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.


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

            (n) If any action is brought to enforce, or to construe or determine the validity of, any term or provision of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees and costs of the action.


      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                     Techsphere Systems International, Inc.

                                    By:__________________________

                                    Title:_________________________



                                Cyber Defense Systems, Inc.

                                    By:___________________________

                                    Title:__________________________






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